UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

June 30, 2000

Commission File Number: 1-13327

__________________Century Industries, Inc.____________________

Exact name of Registrant as specified in its charter)

_____Nevada____________________________________________54-1666769____________

(State of Incorporation) (I.R.S. ID Number)

2106 New Road, Suite C4

_____Linwood, NJ ________________________________08221________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 601-2300

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 5. Other Events

On June 12, 2000, Century Industries, (OTC BB:CNTI), held a special shareholders meeting where pursuant to the District of Columbia appropriate statutes, codes and laws, the domicile of Century Industries, Inc., was changed from the District of Columbia to the State of Nevada.

The shareholders vote was 97% in favor of the change of domicile and 3% opposed.

Pursuant to the Nevada Certificate of Incorporation, statutes, codes and laws, Century Industries' Board of Directors appointed the following management as Directors of the Company: William Money, President; Joseph DeHoust, Vice President of Corporate Strategy; Keith Dooley, CPA to serve along with Carl J. Valore, JD, CEO and Secretary; and Wade Cordell, Chairman of the Board; and Thomas L. Murphy, JD, Treasurer and CFO.

Century Industries, Inc., on June 12, 2000, passed a Resolution announcing a record date of June 22, 2000 for a 1-for-10 reverse split of the Company's outstanding common shares changing the share count from 199,460,424 to 19,460,000 shares. Shareholders on record as of the close of business on June 22, 2000, will be receiving a letter of transmittal from Century's transfer agent to surrender their District of Columbia stock certificates for Nevada stock certificates.

Century Industries, also on June 12, 2000, passed a Resolution establishing as a record date for the Globespan stock dividend. All entitled owners of Century Industries common stock prior to the close of business on June 22, 2000, will receive the Globespan Technologies stock dividend, which was approved by Century shareholders on December 30, 1999. Entitled owners are those holding Century Industries common stock on December 30, 1999 or their successors.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in Century Industries, Inc.

Due to above reverse split Century Industries symbol has been changed from CNTI to CETY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2000

Carl J. Valore, CEO/Secretary - Wade Cordell, Chairman of the Board/Director

Thomas L. Murphy, CFO/Director - Joseph DeHoust, Vice President of Corporate Strategy

William Money, President/Director - Keith Dooley, CPA/Director